Exhibit 8.1

List of Material Subsidiaries of Grupo Aeroportuario del Sureste, S.A.B. de C.V.

Name of Subsidiary	Jurisdiction	Ownership Interest
Aeropuerto de Cancún, S.A. de C.V.	Mexico	100%
Aeropuerto de Cozumel, S.A. de C.V. (1)	Mexico	100%
Aeropuerto de Mérida, S.A. de C.V.	Mexico	100%
Aeropuerto de Huatulco, S.A. de C.V. (2)	Mexico	100%
Aeropuerto de Oaxaca, S.A. de C.V.	Mexico	100%
Aeropuerto de Veracruz, S.A. de C.V. (3)	Mexico	100%
Aeropuerto de Villahermosa, S.A. de C.V.	Mexico	100%
Aeropuerto de Tapachula, S.A. de C.V. (4)	Mexico	100%
Aeropuerto de Minatitlán, S.A. de C.V. (5)	Mexico	100%
Servicios Aeroportuarios del Sureste, S.A. de C.V.	Mexico	100%
RH Asur, S.A. de C.V.	Mexico	100%

(1) As of December 2014, Aeropuerto de Cancún, S.A. de C.V., has an 18.1% equity participation in this airport.
(2) As of December 2014, Aeropuerto de Cancún, S.A. de C.V., has a 21.6% equity participation in this airport.
(3) As of December 2014, Aeropuerto de Cancún, S.A. de C.V., has an 8.4% equity participation in this airport.
(4) As of December 2014, Aeropuerto de Cancún, S.A. de C.V., has a 30.0% equity participation in this airport.
(5) As of December 2014, Aeropuerto de Cancún, S.A. de C.V., has a 23.4% equity participation in this airport.